                                                                      Exhibit 1d

                         CHUBB INVESTMENT FUNDS, INC.

                             ARTICLES OF AMENDMENT


     CHUBB INVESTMENT FUNDS, INC., a Maryland Corporation having its principal office in Baltimore City, Maryland, and a registered open-end investment company under the Investment Company Act of 1940 (hereinafter called the "Fund"), hereby certifies to the State Department of Assessment and Taxation of Maryland, that:


FIRST: The charter of the Fund is hereby amended by striking out Article II and inserting in lieu of the following:

          "The name of the Corporation is VAN ECK/CHUBB FUNDS, INC."


SECOND: The Board of Directors of the Fund, at a meeting held on September 30, 1997, duly adopted the following resolution pursuant to Section 2-605 of the Corporations and Associations Article of the Annotated Code of Maryland, which does not require shareholder approval, and declared that the said amendment of the charter as proposed was advisable:

         The Board of Directors of the Fund hereby approves a change in the name of the Fund to VAN ECK/CHUBB FUNDS, INC and authorizes the officers of the Fund, and each of them, to amend the Fund's Articles of Incorporation and to take any other actions that are necessary or appropriate to effectuate the purpose of this resolution.


THIRD: The Articles of Amendment shall become effective on the 1st day of October, 1997.

         IN WITNESS WHEREOF, CHUBB INVESTMENT FUNDS, INC. has caused these present to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on September 30, 1997.

                               CHUBB INVESTMENT FUNDS, INC.


                                 /s/ Thaddeus M. Leszczynski
                               ---------------------------------------
                               Thaddeus M. Leszczynski, Vice President

Witness: (attest)


 /s/ Susan I. Grant
------------------------------------
Susan I. Grant, Assistant Secretary


THE UNDERSIGNED, Thaddeus M. Leszczynski, Vice President of Chubb Investment Funds, Inc., who executed on behalf of said Fund the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Fund, the foregoing Articles of Amendment to be the Corporate act of said Fund and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                 /s/ Thaddeus M. Leszczynski
                               ---------------------------------------
                               Thaddeus M. Leszczynski, Vice President